EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 6, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-133866) and related Prospectus of NTK Holdings, Inc. and subsidiaries for the registration of its common stock.
/s/ Ernst & Young LLP
Boston, Massachusetts
May 12, 2006